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FOR ADDITIONAL INFORMATION CONTACT:
DAVID MARGULIES/JIM LAWRENCE  (214) 368-0909

                      COURT APPROVES AMERISERVE DIP FINANCING EXTENSION

         DALLAS (October 3, 2000) - AmeriServe Food Distribution, Inc. announced today that the United States Bankruptcy Court in Wilmington, Del., has approved an extension of the maturity date of the DIP financing facility to and including October 30, 2000. The court also authorized further DIP financing extensions past October 30, 2000, that are agreed to in the future by AmeriServe and its DIP lenders.

         In addition, the Bankruptcy Court approved the bidding procedures and protections in connection with the sale to McLane Company. The Court has set the following initial schedule for the Plan of Reorganization filed by AmeriServe in connection with the sale to McLane Company:

         October 16, 2000 --    Hearing to Approve Plan of Reorganization
                                Disclosure Statement and Solicitation Procedures
         October 26, 2000 --    Auction Date (if other bidders for AmeriServe)
         November 17, 2000 --   Hearing to Approve Assumption/Assignment/
                                Rejection of Executory
                                Contracts and Leases
         November 28, 2000 --   Hearing to Approve Plan of Reorganization
                                Confirmation
                                Hearing to Approve Sale to McLane (or higher and better bidder)
                                Hearing to Resolve Administrative Claims


         AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is one of the nation's largest distributors specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silver's, Pizza Hut and Taco Bell.

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